Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 17, 2025, with respect to the consolidated financial statements of AlTi Global, Inc., incorporated herein by reference.

Philadelphia, Pennsylvania
June 16, 2025